EXHIBIT 99.1

B2Digital Kicks Off Packed Q2 Fight Night Schedule with LIVE MMA from Kokomo on Saturday, April 10

TAMPA, FL, April 8, 2021 (GLOBE NEWSWIRE) – via NEWMEDIAWIRE – B2Digital, Incorporated (the “Company” or “B2Digital”) (OTCMKTS:BTDG), the premier development league for mixed martial arts (“MMA”), is excited to announce the next installment in the B2 Fighting Series as the B2Digital team heads to the Kokomo Events Center in Kokomo, Indiana on Saturday, April 10 for a night of Colosseum Combat LIVE MMA action.

In-person tickets have already sold out, but interested fans can stream it live on Pay-Per-View here, or enjoy it live over the B2 Fighting Series apps on Amazon Fire TV or Apple TV.

Mark Slater, COO of Colosseum Combat, commented, “We have a stacked fight-card from top to bottom as we return to Kokomo with 14 action-packed fights! The card is headlined by two undefeated pro bantamweight prospects, Henry Huff and Kory Beck. The Co-Main event features longtime Colosseum Combat veterans Sean Fallon and Ryan McIntosh in a matchup I have been trying to put together for years. I’m excited for these fights!”

Saturday’s B2 Fighting Series fight card will feature a combination of 14 amateur and professional bouts culminating in the main event, which showcases Henry Huff, who is undefeated as a pro and riding a seven-fight winning streak going back to amateur days, as he squares off with Kory “The Scientist” Beck, who is also undefeated as a pro.

“This is the start of our most ambitious stretch of live events in Company history, and it starts in one of our favorite locations: Kokomo,” remarked Greg P. Bell, Chairman & CEO of B2Digital. “This is where we start to harvest the investments we have made over the past year in terms of team talent, production equipment, and distribution footprint. We continue to see rising PPV numbers and strong event margins. This weekend features a blue-chip fight card with some tremendous matchups, and we look forward to delivering another exciting fight night in front of a sold-out crowd.”

About B2Digital Inc.
With extensive background in entertainment, television, video, and technology, B2Digital (OTC: BTDG) is now forging ahead and becoming a full-service live event sports company. Capitalizing on the combination of B2Digital CEO Greg P. Bell’s expertise and involvement with more than 40,000 live events over his career for major sports leagues and entertainment venues, B2Digital is in the process of developing and acquiring MMA and sports-related companies to build an integrated Premier Development League, Expand the B2 Official Training Facility Program Network and Continue the growth of the B2 Social Media Network for the multibillion-dollar mixed martial arts (“MMA”) industry.

B2Digital intends to create and develop league champions that will move on to the MMA major leagues from the Company’s B2 Fighting Series brand. Each year, the top fighters will be invited to the annual B2 Fighting Series National Championship live event.

B2Digital has developed and deployed the systems and technologies for the operation of the B2 Fighting Series, “B2FS”. This includes social media marketing, event management, digital ticketing sales, digital video distribution, digital marketing, PPV, FTV (Free to View), merchandise sales, brand management and financial control systems. B2Digital owns all rights for TV, internet, social media, media, merchandising and trademarks, and branding for the B2Digital companies.

For more information about B2Digital, visit the Company’s website at www.b2digitalotc.com.

B2Digital has a growing social media presence. Follow us on:
Twitter: @B2digitalOTC
Facebook: https://m.facebook.com/b2digitalotc/

B2Digital: MMA’s Premier Development League
www.b2digitalotc.com

B2 Fighting Series Pay Per View Link
www.b2mma.com

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Press Release contains forward-looking statements within the meaning of the securities laws. These statements relate to future events and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For more information, please contact:
information@b2fs.com

Public Relations:
Tiger Marketing & Branding Agency
info@TigerGMP.com